UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 11, 2005
(Date of Report)

ONYX SOFTWARE CORPORATION

(Exact name of registrant as specified in charter)

Washington (State or other jurisdiction of incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)

1100 — 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of principal executive offices, including zip code)

(425) 451-8060
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 11, 2005, Onyx Software Corporation (the “Company”) entered into a Second Amendment to Employment Agreement (the “Second Amendment”) with Janice P. Anderson, its chief executive officer and chairman. The Second Amendment modifies the employment agreement originally executed by the Company and Ms. Anderson on June 7, 2004, as amended on January 19, 2005. The Second Amendment (i) extends the period within which Ms. Anderson is eligible to receive from the Company home purchase assistance from twelve (12) months to twenty four (24) months, (ii) reinstates at $15,000 Ms. Anderson’s monthly reimbursement from the Company for temporary living and transportation expenses rather than $10,000 per month and (iii) provides that the amounts to be paid to Ms. Anderson in (i) and (ii) above may be subject to gross up for purposes of Ms. Anderson’s income taxes. A copy of the Second Amendment is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Description
10.1	Second Amendment to Employment Agreement, entered into as of July 11, 2005, by and between Onyx Software Corporation and Janice P. Anderson

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: July 12, 2005	By:	/s/ Robert J. Chamberlain
		Name:	Robert J. Chamberlain
Its: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1	Second Amendment to Employment Agreement, entered into as of July 11, 2005, by and between Onyx Software Corporation and Janice P. Anderson